EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of SM Energy Company for the year ended December 31, 2021. We hereby further consent to the use of information contained in our reports, and the use of our audit letter, as of December 31, 2021, relating to estimates of revenues from SM Energy Company's oil, gas, and NGL reserves. We further consent to the incorporation by reference thereof into SM Energy Company’s Post-Effective Amendment No. 1 to Registration Statement Nos. 333-106438 and 033-61850 on Form S-8, Registration Statement Nos. 333-30055, 333-35352, 333-88780, 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, 333-219719, 333-226660, and 333-257005 on Form S-8, and Registration Statement Nos. 333-257046 and 333-259979 on Form S-3.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 25, 2022